Exhibit 3.1

BYLAWS OF

FIRST FOUNDATION INC.

A Delaware Corporation

(Effective February 27, 2024)

TABLE OF CONTENTS

Page

Article I CORPORATE OFFICES	1
1.1	REGISTERED OFFICE	1
1.2	OTHER OFFICES	1

Article II MEETINGS OF STOCKHOLDERS		1
2.1	PLACE OF MEETINGS	1
2.2	ANNUAL MEETINGS	1
2.3	SPECIAL MEETINGS	5
2.4	SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT	7
2.5	NOTICE OF STOCKHOLDERS’ MEETINGS	7
2.6	QUORUM	7
2.7	ORGANIZATION AND CONDUCT OF STOCKHOLDERS MEETINGS	8
2.8	CONDUCT OF BUSINESS	8
2.9	VOTING GENERALLY	8
2.10	MAJORITY VOTE STANDARD IN UNCONTESTED ELECTIONS OF DIRECTORS	8
2.11	STOCKHOLDER ACTION BY WRITTEN CONSENT	9
2.12	WAIVER OF NOTICE	9
2.13	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING	9
2.14	PROXIES	10
2.15	INSPECTORS OF ELECTION	10

Article III DIRECTORS		11
3.1	POWERS	11
3.2	NUMBER OF DIRECTORS	11
3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS	11
3.4	RESIGNATION AND VACANCIES	11
3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE, ETC.	11
3.6	REGULAR MEETINGS	12
3.7	SPECIAL MEETINGS; NOTICE	12
3.8	QUORUM AND VOTING	12
3.9	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	12
3.10	FEES AND COMPENSATION OF DIRECTORS	13
3.11	REMOVAL OF DIRECTORS	13
3.12	CHAIRMAN OF THE BOARD OF DIRECTORS	13
3.13	EMERGENCY BYLAWS	13

Article IV COMMITTEES		13
4.1	COMMITTEES OF DIRECTORS	13
4.2	MEETINGS AND ACTION OF COMMITTEES	13
4.3	SUBCOMMITTEES	14

Article V OFFICERS		14
5.1	CORPORATE OFFICERS	14
5.2	APPOINTMENT OF OFFICERS	14
5.3	SUBORDINATE OFFICERS	14
5.4	REMOVAL AND RESIGNATION OF OFFICERS	14
5.5	VACANCIES IN OFFICES	15
5.6	CHAIRMAN OF THE BOARD	15
5.7	CHIEF EXECUTIVE OFFICER	15
5.8	PRESIDENT	15
5.9	VICE PRESIDENTS	15
5.10	CHIEF FINANCIAL OFFICER	15
5.11	CHIEF ACCOUNTING OFFICER/TREASURER	15
5.12	SECRETARY	16
5.13	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	16

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Article VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS		16
6.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS	16
6.2	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION	17
6.3	SUCCESSFUL DEFENSE	17
6.4	INDEMNIFICATION OF OTHERS	17
6.5	ADVANCE PAYMENT OF EXPENSES	17
6.6	LIMITATION ON INDEMNIFICATION	17
6.7	DETERMINATIONS; CLAIMS	18
6.8	NON-EXCLUSIVITY OF RIGHTS	18
6.9	INSURANCE	18
6.10	SURVIVAL	19
6.11	EFFECT OF REPEAL OR MODIFICATION	19
6.12	CERTAIN DEFINITIONS	19

Article VII RECORDS AND REPORTS		19
7.1	MAINTENANCE OF RECORDS; STOCK LIST	19

Article VIII GENERAL MATTERS		20
8.1	CHECKS	20
8.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	20
8.3	STOCK CERTIFICATES	20
8.4	LOST, STOLEN OR DESTROYED CERTIFICATES	20
8.5	CONSTRUCTION; DEFINITIONS	21
8.6	DIVIDENDS	21
8.7	FISCAL YEAR	21
8.8	SEAL	21
8.9	CONFLICT WITH APPLICABLE LAW OR CERTIFICATE OF INCORPORATION	21
8.10	TRANSFERS OF STOCK	21
8.11	REGISTERED STOCKHOLDERS	21
8.12	TIME PERIODS	22

Article IX NOTICE BY ELECTRONIC TRANSMISSION		22
9.1	NOTICE BY ELECTRONIC TRANSMISSION	22

Article X AMENDMENTS		22
10.1	POWER OF STOCKHOLDERS	22
10.2	POWER OF DIRECTORS	22

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BYLAWS

OF

FIRST FOUNDATION INC.

A Delaware Corporation

(Adopted and Effective February 27, 2024)

Article I

CORPORATE OFFICES

1.1	REGISTERED OFFICE.

The registered office of the Corporation shall be fixed in the Corporation’s Certificate of Incorporation, as the same may be amended from time to time.

1.2	OTHER OFFICES.

The Board of Directors may at any time establish other offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at any place or places where the Corporation is qualified to do business.

Article II

MEETINGS OF STOCKHOLDERS

2.1	PLACE OF MEETINGS.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, or solely at any place, but may be held by means of remote communication as authorized by the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the Corporation.

2.2	ANNUAL MEETINGS.

(a)            The annual meeting of stockholders shall be held each year on a date and at a time designated by resolution of the Board of Directors. The meeting shall be for the election of directors and for the transaction of such business as may properly come before the meeting.

(b)            Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s proxy materials with respect to such meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of record (the “Record Stockholder”) of the Corporation who is a stockholder of record at the time of giving such notice, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.

(c)            For nominations or other business to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (iii) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation, such business must be a proper subject for stockholder action, and the Record Stockholder and any beneficial owner (as defined in Rule 13d-3 under the Exchange Act) on whose behalf any such proposal or nomination is being made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these Bylaws. To be timely, a Record Stockholder’s notice must be received by the secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days, nor more than one hundred twenty (120) days, prior to the first anniversary of the date the Company’s proxy statement for the prior year’s annual meeting was first released to stockholders; provided, however, that, subject to the last sentence of this Section 2.2(c), in the event that no annual meeting was held in that prior year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the prior year’s proxy statement, to be timely the notice from the Record Stockholder must be received by the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting, or (ii) the tenth (10th) day following the date on which a public announcement of the date of such annual meeting is first mailed or is first publicly announced. The secretary of the Corporation shall, within five (5) business days of receipt of a stockholder notice of nomination of persons for election to the Board of Directors, deliver such stockholder notice of nomination to the Board of Directors.

(d)            Such Record Stockholder’s notice shall set forth:

(i)            as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director (a “Proposed Nominee”): (A) all information relating to such Proposed Nominee that is required to be disclosed in solicitations of proxies for election of directors in a contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (B) such Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected, (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (written or oral) during the past three years, and any other material relationships that exists, between or among such Record Stockholder and beneficial owner, if any, and their respective affiliates and associates or others acting in concert therewith, on the one hand, and each Proposed Nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Record Stockholder making the nomination and any beneficial owner on whose behalf the nomination is being made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant; and (D) with respect to each Proposed Nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement as required by Section 2.4 hereof;

(ii)            as to any business that the Record Stockholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any interest in such business of the Record Stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (B) a description of all agreements, arrangements and understandings (written or oral) between such Record Stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such Record Stockholder;

(iii)            as to the Record Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the business is proposed (each, a “Party”):

(1)            the name and address of each such Party;

(2)            (A) the class, series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by each such Party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such Party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of such shares of the Corporation, (C) any proxy, contract, arrangement, understanding (written or oral), or any relationship, pursuant to which any such Party has a right to vote, directly or indirectly, any shares of capital stock or any other security of the Corporation, (D) any short interest in any security of the Corporation held by any such Party (for purposes of this Section 2.2, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding (written or oral), or any relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on any of the Corporation’s shares owned beneficially, directly or indirectly, by each such Party that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either Party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) to which each or either such Party is directly or indirectly entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such Party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for determining the stockholders entitled to notice of the meeting and/or to vote at the meeting to disclose such ownership as of such record date);

(3)            any other information relating to each such Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and

(4)            a statement whether or not each or either such Party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the Record Stockholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the Record Stockholder (such statement, a “Solicitation Statement”).

(e)            Stockholder Nominations under Rule 14a-19:

(i)            If a Record Stockholder will solicit proxies for any Proposed Nominee other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, the Record Stockholder’s notice must additionally provide: (1) all other information required by Rule 14a-19; (2) a written representation and undertaking that such Record Stockholder intends to deliver a proxy statement and/or form of proxy to holders of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors in accordance with Rule 14a-19, and that a statement to such effect will be included in Record Stockholder’s proxy statement; (3) a written representation and undertaking that such Record Stockholder will comply with all requirements of the Exchange Act and the regulations promulgated thereunder, including but not limited to Rule 14a-19 and all other requirements of Regulation 14A (as such rule and regulations may be amended or interpreted from time to time by the Securities and Exchange Commission (the “SEC”), including through any SEC staff interpretations related thereto); and (4) each Proposed Nominee’s written consent to being named in the Corporation’s proxy statement for the applicable meeting and the associated proxy card. In addition, such nominating Record Stockholder shall provide the Corporation a written certification within ten (10) days prior to the meeting for the election of directors (or any adjournment, postponement or rescheduling thereof) with reasonable documentary evidence that such nominating Record Stockholder has complied with the representations and undertakings made pursuant to the foregoing subsections (2) and (3).

(ii)            The name of each such candidate for director must be placed in nomination at the meeting by the nominating Record Stockholder or a qualified representative of the nominating Record Stockholder present in person and the nominating Record Stockholder’s candidate(s) must be present in person at the meeting for the election of directors, provided that a nominating Record Stockholder, qualified representative or candidate may appear virtually in the case of a meeting conducted solely by electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication.

(iii)            Notwithstanding the foregoing provisions, unless otherwise required by law or otherwise determined by the Board of Directors, if (1) the nominating Record Stockholder or a qualified representative of the nominating Record Stockholder does not appear at the meeting of stockholders (including virtually in the case of a meeting conducted solely by electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication) to present its nomination(s) or (2) the election of a Proposed Nominee would cause the Corporation to be in violation of the Certificate of Incorporation, these Bylaws, or any applicable state or federal law, rule, regulation, or stock exchange listing standard, then such nomination or nominations shall be disregarded, and no vote on such Proposed Nominee(s) shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(iv)            This Section 2.2(e) or a summary of this Section shall be set forth in either the notice or related proxy statement concerning any meeting of stockholders at which the election of directors is to be considered.

(f)            A nominating Record Stockholder shall promptly provide notice to the Corporation of any changes to any of the information submitted to the Corporation pursuant to Section 2.2(d) or (e). The Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as a director of the Corporation, including information relevant to a determination whether such Proposed Nominee can be considered an independent director.

(g)            Notwithstanding anything in the second sentence of Section 2.2(c) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Record Stockholder’s notice required by this Bylaw also shall be considered timely, but only with respect to a nominee or nominees for any new positions created by such increase, if it shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(h)            Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to stand for election to the Board of Directors and to serve as a director or directors of the Corporation and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. The Board of Directors, and/or Nominating and Corporate Governance Committee shall have the sole, exclusive and non-delegable authority and responsibility to determine whether a nomination proposed to be made or any business proposed to be transacted by a Record Stockholder has been made in accordance with the procedures set forth in this Bylaw and has in all other respects been properly brought before the meeting. Notwithstanding the immediately preceding sentence, the Board and/or Nominating and Corporate Governance Committee may rely in good faith on the information, opinions, reports or statements presented by officers, advisors, and management to the extent provided by the DGCL in making this determination. If the Board and/or Nominating and Corporate Governance Committee determines that a proposed nomination or business has not been made in accordance with the procedures set forth in this Bylaw or has not otherwise been properly brought before the meeting, the chairperson of the meeting, following the determination of the Board and/or Nominating and Corporate Governance Committee shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting.

(i)            For purposes of this Article, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(j)            Notwithstanding the foregoing provisions of this Section 2.2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.2. Nothing in this Section 2.2 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(k)            Any material deficiencies identified by the Board of Directors and/or Nominating and Corporate Governance Committee within a stockholder nomination notice must be disclosed to the Nominating Stockholder within 30 days of the Secretary’s receipt of the stockholder nomination notice. Thereafter, the Nominating Stockholder shall have 14 days after notice of such deficiencies have been delivered to such Nominating Stockholder to respond to said deficiencies.

2.3	SPECIAL MEETINGS.

(a)            A special meeting of the stockholders may be called at any time by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board (for purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships), or the Chairman of the Board of Directors or the Chief Executive Officer (acting individually or jointly), and special meetings may not be called by any other person or persons. Notwithstanding the foregoing however, special meetings of the stockholders of the Corporation may be called by the secretary of the Corporation following his or her receipt at the principal executive offices of the Corporation of one or more written demands to call a special meeting of the stockholders submitted by or on behalf of the holder or holders of record of at least twenty percent (20%) of the total voting power of all issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of the Board of Directors (the “Requisite Percentage”); provided, that such holder or holders have held at least a twenty percent (20%) net long position in the Corporation’s outstanding shares for at least one year; and provided, further, that such stockholder demand or demands shall have been submitted in accordance with the information and other requirements of these Bylaws. Special meetings of the stockholders of the Corporation (including those called by the secretary following receipt of a written demand or demands from stockholders holding the Requisite Percentage) shall be held on such date, at such time, and at such place, if any, as shall be designated by the Board of Directors and stated in the Corporation’s notice of meeting. In the case of a special meeting called by the secretary following receipt of a written demand or demands from stockholders holding the Requisite Percentage, the date of such special meeting, as fixed by the Board of Directors in accordance with these Bylaws, shall not be fewer than thirty (30) days nor more than ninety (90) days (the “Outside Date”) after the date a demand or demands by stockholders holding the Requisite Percentage have been received by the secretary of the Corporation at the principal executive offices of the Corporation in accordance with these Bylaws. To be in proper form, a demand or demands from stockholders holding the Requisite Percentage shall include the information, documents and instruments specified in Section 2.3(c) of these Bylaws. The Board of Directors may postpone or reschedule any previously scheduled special meeting; provided, however, that the Board of Directors may not reschedule a special meeting called in response to a written demand or demands to call such meeting received by the secretary from stockholders holding the Requisite Percentage together with the information, documents and instruments specified in Section 2.3(c) of these Bylaws, nor may the Board of Directors postpone such meeting beyond the Outside Date.

(b)             Only such business shall be conducted at a special meeting of stockholders as shall be stated in the notice of the special meeting. The notice of a special meeting shall include the purpose for which the meeting is called.

(c)             To be in proper form, a demand or demands from stockholders holding the Requisite Percentage for the calling of a special meeting shall set forth: (i) the purpose or purposes for which the special meeting is to be called; (ii) as to each purpose for which the special meeting is to be called, (A) a reasonably brief description of such purpose, (B) a reasonably brief description of the specific proposal to be made or business to be conducted at the special meeting in connection with such purpose, (C) the text of any proposal or business to be considered at the special meeting in connection with such purpose (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and (D) the reasons for calling a special meeting of stockholders for such purpose; (iii) any material interest of the stockholder or stockholders, as the case may be, making the demand for a special meeting, and of the beneficial owner or owners, if any, on whose behalf the demand is being made, in such proposal or business to be considered at the special meeting; (iv) a description of all agreements, arrangements and understandings (written or oral) between such stockholder or stockholders and the beneficial owner or owners, if any, and any other person or persons (including their names) in connection with the proposal or business to be considered at the special meeting; (v) a representation that the stockholder is, or the stockholders are, holders of record of stock of the Corporation, entitled to vote at such special meeting, and intends to appear in person or by proxy at the meeting to propose such business set forth in the demand required by Section 2.3(a) of these Bylaws; (vi) a representation as to whether the stockholder or stockholders or the beneficial owner or owners, if any, is or intends to be part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt any proposal set forth in the demand required by Section 2.3(a) of these Bylaws and/or (B) otherwise to solicit proxies from stockholders in support of any proposal set forth in the demand required by this Section 2.3(c); (vii) as to the stockholder or stockholders making a demand pursuant to Section 2.3(a) of these Bylaws and the beneficial owner or owners, if any, on whose behalf the demand is made, the information set forth in Section 2.2(d)(iii); and (viii) if a purpose for which the special meeting is to be called is the election of one or more directors to the Board of Directors, the name of Proposed Nominee the stockholder or stockholders (as the case may be) making the demand for the special meeting, pursuant to Section 2.3(a) of these Bylaws, is or are proposing to nominate for election to the Board at that meeting, and the beneficial owner or owners, if any, on whose behalf such nominations are to be made; and as to each such Proposed Nominee, all information that would be required to be set forth in a stockholder’s notice for nominations of directors at annual meetings of stockholders as set forth in Section 2.2(d) of these Bylaws. In addition, a nomination for any Proposed Nominee in accordance with Rule 14a-19 of the Exchange Act must also comply with the requirements of Section 2.2(e).

(d)            Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any Record Stockholder who is entitled to vote at the meeting and upon such election and who delivers a written notice to the secretary setting forth the information set forth in Section 2.2(d) (and, if applicable, Section 2.2(e)) of these Bylaws. Nominations by Record Stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if such Record Stockholder’s notice required by the preceding sentence shall be received by the secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  The secretary of the Corporation shall, within five (5) business days of receipt of a stockholder notice of nomination of persons for election to the Board of Directors, deliver such stockholder notice of nomination to the Board of Directors.

(e)            Only such persons who are nominated in accordance with the procedures set forth in this Section 2.3 shall be eligible to stand for election at the special meeting or serve as directors of the Corporation and only such business shall be conducted at a special meeting as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. The chairperson of the meeting shall determine whether a nomination proposed to be made or any business proposed to be transacted by the stockholders has been made in accordance with the procedures set forth in this Section 2.3 and has in all other respects been properly brought before the special meeting and, if any proposed nomination or business has not been made in accordance with the procedures set forth in this Section 2.3 or has not otherwise been properly brought before the special meeting, the chairperson of the meeting shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting.

(f)           Notwithstanding the foregoing provisions of this Section 2.3, a stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.3. Nothing in this Section 2.3 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.4	SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT.

To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 2.2 and 2.3 of these Bylaws) to the secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding (written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding (written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The questionnaire contemplated by this section shall be prepared not less than 30 days prior to the first day a stockholder can make a nomination per Section 2.2(c) of these Bylaws. The questionnaire so furnished must be the same form completed by the Company’s then-current directors.

2.5	NOTICE OF STOCKHOLDERS’ MEETINGS.

(a)            Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL or the Certificate of Incorporation of the Corporation).

(b)            When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.6	QUORUM.

At any meeting of stockholders, the holders of a majority of voting power entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except to the extent that the presence of a larger number may be required by applicable law or the rules of any stock exchange upon which the Corporation’s securities are listed (the “Listing Exchange”). Notwithstanding the foregoing, or anything to the contrary contained in this Section 2.6 or elsewhere in these Bylaws, to the extent permitted by applicable law or the rules of the Listing Exchange, broker non-votes shall be counted as present at any stockholders’ meeting solely for purposes of determining whether or not a quorum is present, in person or by proxy, at the stockholders meeting. Where a separate vote by a class or classes or series is required, a majority of the outstanding voting power of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chairperson of the meeting or the holders of a majority of the voting power entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in accordance with Section 2.5. For purposes of this Section 2.6 and these Bylaws, the term “broker non-votes” means shares of capital stock of the Corporation which are entitled to be voted at a stockholders meeting because they were outstanding on the Record Date of the meeting, but which, under the rules of the SEC or any national securities exchange, are not permitted to be voted by a Record Stockholder on any proposal or matter presented to a vote of the stockholders at such meeting with respect to which the Record Stockholder is required under such rules, to have received, but did not receive, voting instructions from the beneficial owner of such shares.

2.7	ORGANIZATION AND CONDUCT OF STOCKHOLDERS MEETINGS.

Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the Chief Executive Officer or President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote at any meeting of stockholders, present, in person or represented by proxy, shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the absence of the secretary of the Corporation, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.

2.8	CONDUCT OF BUSINESS.

The chairperson of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including the manner of voting and the conduct of business. The chairperson shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting by the chairperson of the meeting.

2.9	VOTING GENERALLY.

(a)            Except as may be otherwise provided in the Certificate of Incorporation or by applicable law, and subject to any rights of holders of any outstanding series of Preferred Stock, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

(b)           All matters other than the election of directors shall be determined by the affirmative vote of holders of a majority of voting power entitled to vote thereon, present in person or represented by proxy, except to the extent that the vote of a larger number may be required by law or the rules of the Listing Exchange. Where a separate vote by class or classes or series is required, all matters other than the election of directors shall be determined by the affirmative vote of holders of a majority of voting power of that class or classes or series entitled to vote thereon, present in person or represented by proxy, except to the extent that the vote of a larger number may be required by law or the rules of the Listing Exchange. For purposes of these Bylaws, including this Section 2.9, broker non-votes shall not count as being present at the meeting, except for purposes of establishing the presence of a quorum at the meeting.

2.10	MAJORITY VOTE STANDARD IN UNCONTESTED ELECTIONS OF DIRECTORS.

Except as provided in Section 3.4 of these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided, however, that at any meeting of stockholders for which the secretary of the Corporation determines that the number of nominees exceeds the number to be elected as of the record date for such meeting, the directors shall be elected by vote of the plurality of the shares, present in person or represented by proxy and entitled to vote on the election of directors. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director or cast as “withhold” vote in the election of that director. Votes cast shall include votes “for” and “against” a nominee and exclude “abstentions” and “broker non-votes” with respect to that nominee’s election. The Nominating and Governance Committee of the Board of Directors has established procedures under which any director who is not elected by majority vote in an uncontested election shall promptly tender an offer of resignation from the Board of Directors following certification of the stockholder vote. The Nominating and Governance Committee shall consider the resignation offer and recommend to the Board of Directors the action to be taken with respect to the offered resignation. In determining its recommendation, the Nominating and Governance Committee shall consider all factors it deems relevant. If any such director’s resignation offer is not accepted by the Board of Directors, the Board of Directors shall, within four (4) business days after reaching its decision, publicly disclose the decision, including the reasons for not accepting the resignation offer, by a press release, a filing with the SEC or other broadly disseminated means of communication.

2.11	STOCKHOLDER ACTION BY WRITTEN CONSENT.

(a)            Any action which may be taken at an annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (i) signed by the holders of record on the record date (established in the manner set forth in Section 2.13(b)) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) delivered to the Corporation in accordance with Section 228 of the DGCL.

(b)             Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in this Section 2.11.

(c)            Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law). If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

2.12	WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws to a stockholder, a written waiver thereof, signed by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the sole and express purpose of objecting, at the beginning of the meeting, to the transaction of any business on grounds that the meeting was not lawfully called or convened and leaves the meeting promptly thereafter. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

2.13	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING.

(a)            In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of the stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section at the adjourned meeting.

(b)            In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the attention of the secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c)            In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.14	PROXIES.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by a proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy expressly provides for a longer period. A stockholder may authorize such person or persons to act for such stockholder as proxy by written proxy signed by the stockholder and filed with the secretary of the Corporation or such other means deemed valid pursuant to the provisions of Section 212 of the DGCL. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL.

2.15	INSPECTORS OF ELECTION.

(a)             Before any meeting of stockholders, the Board of Directors shall appoint an inspector or inspectors of election to act at the meeting or any adjournment thereof. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and, upon the request of any stockholder or a stockholder’s proxy, shall appoint a person to fill that vacancy; provided further, that, in any case, if no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint at least one (1) inspector to act at the meeting.

(b)             Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. Such inspectors shall (i) determine the number of shares outstanding and the voting power of such shares, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (ii) receive votes, ballots or consents; (iii) hear and determine all challenges and questions in any way arising in connection with the right to vote; (iv) determine when the polls shall close; (v) count and tabulate all votes or consents; (vi) determine the results of the voting; and (vii) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

(c)            The inspector or inspectors (as the case may be) of election shall perform his, her or their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspector or inspectors of election is prima facie evidence of the facts stated therein.

Article III

DIRECTORS

3.1	POWERS.

Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2	NUMBER OF DIRECTORS.

The Board of Directors shall consist of one or more members, each of whom shall be a natural person. Unless the Certificate of Incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of the Board of Directors.

3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

The directors shall be elected at each annual meeting of stockholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified or, if earlier, until the director’s resignation, retirement, death, disqualification or removal from office.

3.4	RESIGNATION AND VACANCIES.

Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum or, if there is only one director then in office, by such director (and in neither case by the stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires or until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE, ETC.

The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware, at such place which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, then such meeting shall be held at the principal executive office of the Corporation or such other place determined by the Board of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone, video conference or other communications equipment provided that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6	REGULAR MEETINGS.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.7	SPECIAL MEETINGS; NOTICE.

(a)            Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairperson of the Board of Directors, the Chief Executive Officer, President (if different from the Chief Executive Officer, any Vice President, or any two directors.

(b)             Notice of the time and place of special meetings of the Board of Directors shall be (i) delivered personally by courier or telephone to each director, (ii) sent by first-class mail, postage prepaid, (iii) sent by facsimile, or (iv) by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered at least twenty-four (24) hours before the time of the holding of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary and appropriate in the circumstances. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. Notice of any meeting need not be given to any director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened. The notice need not specify the purpose of the meeting, and unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.8	QUORUM AND VOTING.

At all meetings of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, then the majority of directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

3.10	FEES AND COMPENSATION OF DIRECTORS.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to set the compensation of directors. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.11	REMOVAL OF DIRECTORS.

(a)            Unless otherwise restricted by law, by the Certificate of Incorporation or by these Bylaws, any director or the entire Board of Directors may be removed by the holders of a majority of the voting power of all the then outstanding shares then entitled to vote at an election of directors.

(b)            No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.12	CHAIRMAN OF THE BOARD OF DIRECTORS.

The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board of Directors.

3.13	EMERGENCY BYLAWS.

To the fullest extent permitted by law, in the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, the Board of Directors may adopt emergency bylaws.

Article IV

COMMITTEES

4.1	COMMITTEES OF DIRECTORS.

The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the Whole Board; provided, however, that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt or recommend any action or matter (other than election or removal of directors) expressly required by the DGCL to be submitted to stockholders or (b) amend the Bylaws of the Corporation.

4.2	MEETINGS AND ACTION OF COMMITTEES.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. A majority of all of the members of the committee shall constitute a quorum and all matters shall be determined by a majority vote of the members present. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

4.3	SUBCOMMITTEES.

Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V

OFFICERS

5.1	CORPORATE OFFICERS.

The officers of the Corporation shall consist of a Chairman of the Board of Directors or a Chief Executive Officer, or both, a President, a Chief Financial Officer, a Chief Accounting Officer, or a Treasurer, a Secretary and such additional officers as may be elected or appointed in accordance with Section 5.3 of these Bylaws and as may be necessary to enable the Corporation to sign instruments and share certificates. Any number of offices may be held by the same person.

5.2	APPOINTMENT OF OFFICERS.

All officers of the Corporation, except such officers as may be otherwise appointed in accordance with Section 5.3, shall be chosen by the Board of Directors, and shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

5.3	SUBORDINATE OFFICERS.

The Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer may appoint one (1) or more Vice Presidents, one (1) or more Chief Accounting Officers, a Treasurer and one (1) or more Assistant Treasurers, Assistant Secretaries, or such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer, as the case may be, may from time to time determine.

5.4	REMOVAL AND RESIGNATION OF OFFICERS.

(a)            Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

(b)            Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to Chairman of the Board or the Chief Executive Officer (if different from the Chairman) without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.

5.5	VACANCIES IN OFFICES.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

5.6	CHAIRMAN OF THE BOARD.

The Chairman of the Board of Directors, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may, from time to time, be assigned to him or her by the Board of Directors. If there is no Chief Executive Officer, the Chairman of the Board of Directors shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 5.7 below.

5.7	CHIEF EXECUTIVE OFFICER.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board of Directors, if there be such an officer, the Chief Executive Officer shall be the general manager of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. In the absence of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the stockholders and at meetings of the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.8	PRESIDENT.

Subject to the discretion of the Board of Directors to elect or not elect a Chief Executive Officer and to the supervisory powers of the Chief Executive Officer in the event of such election, the President, if any, will act in a general executive capacity and will assist the Chief Executive Officer in the administration, operation and general supervision of policies and affairs of the Corporation. The President will have such other powers and be subject to such other duties as the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer may from time to time prescribe.

5.9	VICE PRESIDENTS.

In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President, or in the event there be more than one (1) Vice President, the Vice President designated by the Board of Directors or the Chief Executive Officer, or if no such designation is made, the most senior Vice President, shall perform the duties of President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the Board of Directors, the Chief Executive Officer or the President (if any).

5.10	CHIEF FINANCIAL OFFICER.

The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the absence of a named Chief Accounting Officer or Treasurer, the Chief Financial Officer shall also have the powers and duties of the Chief Accounting Officer or Treasurer, as applicable and shall be authorized and empowered to sign as Chief Accounting Officer or Treasurer in any case where such officer’s signature is required.

5.11	CHIEF ACCOUNTING OFFICER/TREASURER.

(a)            The Chief Accounting Officer (if any) or the Treasurer (if any) shall keep or cause to be kept the accounting books and other accounting records as provided for and in accordance with Section 7.1 of these Bylaws. The accounting books shall at all reasonable times be open to inspection by any director.

(b)            The Chief Accounting Officer or the Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, President (if there is such an officer), the Chief Financial Officer, and the Board of Directors, whenever they request it, an account of all of his or her transactions as Chief Accounting Officer or Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the President (if there is such an officer), the Chief Financial Officer or these Bylaws. In the absence of a named Chief Financial Officer, the Chief Accounting Officer or Treasurer, or if there are both a Chief Accounting Officer and a Treasurer, either of them as designed by the Board of or the Chief Executive Officer, shall be deemed to be the Chief Financial Officer and shall have the powers and duties of such office as hereinabove set forth.

5.12	SECRETARY.

The secretary shall keep or cause to be kept the minutes of proceedings and records of the Board of Directors and stockholders. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer or the Chief Financial Officer if he or she is not also the secretary.

5.13	REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

The Chairman of the Board of Directors, if any, the Chief Executive Officer, the President or any Vice President of the Corporation, or any other person authorized to do so by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations held by the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Article VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

6.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS.

Subject to the other provisions of this Article VI, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other (a “Proceeding”), other than an action by or in the right of the Corporation, by reason of the fact that such person (an “Indemnitee”) is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee, member, manager, trustee or agent of another corporation, limited liability company, partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), damages, losses, liabilities, judgments, fines, penalties, ERISA excise taxes, amounts paid or payable in settlement, any federal, state, local or foreign taxes, and all other charges paid or payable by such person in connection with investigating, defending, being a witness in or participating in, or preparing to defend, be a witness or participate in, any Proceeding, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Indemnitee’s conduct was unlawful.

6.2	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.

Subject to the other provisions of this Article VI, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such Indemnitee is or was a director or officer of the Corporation or is or was a director or officer of the Corporation, serving at the request of the Corporation as a director, officer, employee, member, manager, trustee or agent of another corporation, limited liability company, partnership, joint venture, trust, nonprofit entity or other enterprise, including, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), damages, losses, liabilities, judgments, fines, penalties, ERISA excise taxes, amounts paid or payable in settlement, any federal, state, local or foreign taxes, and all other charges paid or payable by such person in connection with the defense or settlement of such Proceeding if such Indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to be indemnified by the Corporation for such expenses which the Court of Chancery or such other court shall deem proper.

6.3	SUCCESSFUL DEFENSE.

To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 6.1 or Section 6.2, or in defense of any claim, issue or matter therein, such director or officer shall be indemnified against expenses (including attorneys’ fees), damages, losses, liabilities, judgments, fines, penalties, ERISA excise taxes, amounts paid or payable in settlement, any federal, state, local or foreign taxes, and all other charges paid or payable by such director or officer in connection therewith.

6.4	INDEMNIFICATION OF OTHERS.

Subject to the other provisions of this Article VI, the Corporation shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate to such person or persons, as shall be determined in the discretion of the Board, the determination of whether employees or agents of the Corporation shall be indemnified.

6.5	ADVANCE PAYMENT OF EXPENSES.

Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an agreement by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that he or she is not entitled to be indemnified under this Article VI or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these Bylaws, but shall apply to any Proceeding referenced in Section 6.6(b) or 6.6(c) prior to a determination that the person is not entitled to be indemnified by the Corporation.

6.6	LIMITATION ON INDEMNIFICATION.

Subject to the requirements in Section 6.3 and the DGCL, the Corporation shall not be obligated to indemnify any person pursuant to this Article VI in connection with any Proceeding (or any part of any Proceeding):

(a)             for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)             for the disgorgement of profits arising from the purchase or sale by such person of securities of the Corporation in violation of Section 16(b) of the 1934 Act, or any similar successor statute, state law or other law;

(c)             for any reimbursement to the Corporation of any bonus or other incentive-based or equity-based compensation previously received by such person or payment of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the 1934 Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002, or under any Incentive Clawback Policy that has been or may be adopted by the Board of Directors, in connection with an accounting restatement of the financial statements of the Corporation or the payment to the Corporation of profits arising from the purchase or sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act);

(d)             initiated by an Indemnitee, including any Proceeding against the Corporation or its directors, officers, employees, or other indemnitees, and not by way of defense, except (i) proceedings regarding indemnification for expenses in enforcing rights (unless a court of competent jurisdiction determines that each of the material assertions made by such person in such proceeding was not made in good faith or was frivolous); or (ii) where the Corporation has joined in or the Board of Directors has consented to the initiation of such Proceedings; or

(e)             if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law; provided, however, that if any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

6.7	DETERMINATIONS; CLAIMS.

The Corporation shall indemnify any Indemnitee against any and all expenses that are incurred by such Indemnitee in connection with any action for indemnification or advancement of expenses from the Corporation under this Article VI, to the extent such indemnitee is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses.

6.8	NON-EXCLUSIVITY OF RIGHTS.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to an Indemnitee seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such Indemnitee’s person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

6.9	INSURANCE.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

6.10	SURVIVAL.

The rights to indemnification and advancement of expenses conferred by this Article VI shall constitute contract rights and shall continue as to a person or Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.11	EFFECT OF REPEAL OR MODIFICATION.

Any amendment, alteration or repeal of this Article VI or of any provisions of the Certificate of Incorporation that adversely affects any right of an indemnitee or its successors hereunder, including a right to indemnification or to advancement of expenses, shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

6.12	CERTAIN DEFINITIONS.

For purposes of this Article VI, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any Indemnitee who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such Indemnitee would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

Article VII

RECORDS AND REPORTS

7.1	MAINTENANCE OF RECORDS; STOCK LIST.

(a)            The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

(b)            The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Article VIII

GENERAL MATTERS

8.1	CHECKS.

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

Except as may otherwise be provided in these Bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3	STOCK CERTIFICATES.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the Chief Executive Officer, the President or a Vice President, and by the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Notwithstanding any other provision in these Bylaws, the Corporation may adopt a system of issuance, recordation and transfer of shares of the Corporation by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the SEC. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

8.4	LOST, STOLEN OR DESTROYED CERTIFICATES.

Except as provided in this Section 8.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.5	CONSTRUCTION; DEFINITIONS.

Unless otherwise expressly provided elsewhere in these Bylaws, or the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction, interpretation and application of the provisions of these Bylaws. In addition, the masculine gender includes the feminine and neuter, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person, the terms “including” or “include” shall mean “including but not limited to” or “include without limitation” and the terms “herein”, “hereof”, “hereinafter” and “hereunder” and words of similar import shall refer to these Bylaws and not to the Article, section, paragraph, provision or clause where any such term appears, unless the context clearly indicates otherwise.

8.6	DIVIDENDS.

(a)            Subject to any restrictions contained in (a) the DGCL or (b) the Certificate of Incorporation, the Board of Directors of the Corporation may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

(b)            The Board of Directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

8.7	FISCAL YEAR.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.8	SEAL.

The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.9	CONFLICT WITH APPLICABLE LAW OR CERTIFICATE OF INCORPORATION.

These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

8.10	TRANSFERS OF STOCK.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, if one has been issued, duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11	REGISTERED STOCKHOLDERS.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

8.12	TIME PERIODS.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, unless otherwise expressly provided to the contrary in these Bylaws, calendar days shall be used, the day of the doing of the act shall be excluded, and the date of the event shall be included.

Article IX

NOTICE BY ELECTRONIC TRANSMISSION

9.1	NOTICE BY ELECTRONIC TRANSMISSION.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice shall be effective if given by a form of electronic transmission in the manner provided in Section 232 of the DGCL.

Article X

AMENDMENTS

10.1	POWER OF STOCKHOLDERS.

New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of the holders of at least a majority of voting power entitled to vote generally in the election of directors, except as otherwise provided by applicable law or by the Certificate of Incorporation.

10.2	POWER OF DIRECTORS.

(a)            Subject to the right of stockholders as provided in Section 10.1 to adopt, amend or repeal Bylaws, any Bylaw may be adopted, amended or repealed by the Board of Directors.

(b)            If the stockholders adopt a Bylaw amendment that specifies the votes that shall be necessary for the election of directors, such Bylaw amendment shall not be further amended or repealed by the Board of Directors.